                                                                    Exhibit 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated March 5, 1999 included in ProLogis Trust's Form 10-K for the year ended December 31, 1998, and to our report dated March 26, 1999, included in ProLogis Trust's Form 8-K dated April 13, 1999, and to all references to our Firm included in this registration statement.



                              /s/ Arthur Andersen LLP


Chicago, Illinois
August 25, 1999